MOUNT KNOWLEDGE HOLDINGS INC. SIGNS A LETTER OF INTENT TO MERGE WITH A LEADING PIONEER IN TELECOMMUNICATIONS SOLUTIONS

NEW YORK, NY - JUNE 19, 2012 – Mount Knowledge Holdings, Inc., a software development and sales company, announced that on June 15, 2012, it executed a Letter of Intent (LOI) to merge with Global Convergence Solutions, Inc. (GCS) of New Jersey, a leading pioneer in inter-carrier Operational and Business Support Systems (OSS & BSS) for the worldwide telecommunications marketplace.

Founded in 2006, GCS delivers innovative solutions that address some of the most complex areas of telecommunications carrier operations, to some of the world's most dynamic and largest carriers that include: Earthlink, KDDI, IBasis and Sify.

According to Neal Axelrad, CEO of GCS, “We are thrilled to have the opportunity to explore a combination of MKHD and GCS that will allow us to accelerate our growth and address our ongoing capital needs.” He continued, “We believe that this combination provides us with an opportunity to accelerate our strategic initiatives that we believe will revolutionize the global telecommunications market for every carrier.”

Jim Beatty, CEO & Chairman of MKHD commented, “Since assuming the leadership role at MKHD, our team has diligently focused their efforts on a strategic acquisition plan designed to add value for our shareholders.” He continued, “We are pleased and enthusiastic about the prospect of a merger with GCS. We believe that the combination of their high-growth market niche, cutting-edge technologies and GCS’ seasoned management team, form an attractive opportunity for our shareholders.”

As a condition of the LOI, both parties agreed to keep confidential certain terms and conditions of the pending transaction, contingent upon further negotiations and execution of a “Definitive Agreement”, to be executed on or before July 20, 2012, with a subsequent date of closing (the "Closing Date"), to be mutually agreed to by both parties. To date, the parties have not executed a Definitive Agreement and there is no guarantee or assurance that the parties will execute a Definitive Agreement.

In pursuit of strategic financial and growth opportunities, GCS retained Source Capital Group as its investment banking advisor. Neal Axelrad, “We’ve known the team at Source Capital for years. They have been instrumental in helping us arrive at this LOI and we look forward to working with them as we move forward in this process”.

MKHD has retained Chardan Capital Markets, LLC as its investment banking advisor in the transaction.

GCS will be hosting a web presentation for all interested parties on Tuesday, June 26th at 5:30pm EDT. Details will be provided on the company's website.

About Global Convergence Solutions, Inc.

Headquartered in central New Jersey (USA), GCS provides software solutions to the global telecommunications carrier marketplace. Its customers include some of the world’s largest and most diverse communications service providers including, Earthlink, Sify, KDDI and IBasis-KPN. The GCS Dynamic Management Solution suite is a set of carrier grade tools that automates 95% of the tasks carriers perform every day. For more information visit: http://www.globalconverge.com

About Mount Knowledge Holdings Inc.

Mount Knowledge Holdings, Inc. is a software development and sales company focused on providing innovative technology solutions to the global marketplace.

Forward-Looking Safe Harbor Statement:

This press release, other than historical information, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance, taking into account information currently available to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.  For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Contact:

James D. Beatty, President / CEO

Mount Knowledge Holdings, Inc.

228 Park Avenue S. #56101

New York, NY 10003-1502

Telephone - (917) 289-0944

Facsimile - (917) 289-0941

www.mkhd.net

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